Vertex Energy, Inc. 8-K

Exhibit 10.2

Tensile-Myrtle Grove Acquisition Corporation
c/o Tensile Capital Management, LLC
700 Larkspur Landing Circle, Suite 255
Larkspur, CA 94939

July 25, 2019

Vertex Energy Operating LLC	Vertex Energy, Inc.
c/o Vertex Energy, Inc.	1331 Gemini Street, Suite 250
1331 Gemini Street, Suite 250	Houston, TX 77058
Houston, TX 77058

Re: Right of First Offer

Dear Sir or Madam:

Reference is made to that certain limited liability company agreement (the “LLC Agreement”), dated as of the date hereof, of Vertex Refining Myrtle Grove LLC (the “Company”), by and among the Company and the members thereof.

Vertex Energy Operating LLC (“VEO”), Vertex Energy, Inc. (“Vertex Parent”) and Tensile-Myrtle Grove Acquisition Corporation (“Tensile”) hereby agree that:

1.      If at any time VEO, Vertex Parent or any of their Affiliates (as defined in the LLC Agreement) (each, a “Vertex Party”) proposes to issue, sell, transfer, assign, pledge, encumber or otherwise directly or indirectly dispose of (in each case, “Transfer”) any equity or debt securities of (x) the Company (any such security, a “Company Transferred Security”) and/or (y) Cedar Marine Terminals, L.P. or any other entity formed or designated to operate the Cedar Marine Terminal in Baytown, TX (any such security, a “Cedar Marine Security” and together with any Company Transferred Security, a “Transferred Security”), in each case held by such Vertex Party for value:

(a)       The Vertex Party shall give Tensile written notice of such Vertex Party’s intention to make a Transfer, which written notice shall set forth the material terms and conditions of such proposal, including (i) the type and number of Transferred Securities, (ii) the rights and preferences of the Transferred Securities and (iii) the price per Transferred Security (the “ROFO Notice”).

(b)       Within 30 days after delivery of the ROFO Notice, Tensile or any of its Affiliates (each, a “Tensile Party”) will have the right to make an offer to purchase from the Vertex Party all, but not less than all (unless the cost of the Transferred Securities is greater than $50,000,000, in which case the Tensile Party will have the right to make an offer to purchase $50,000,000 of the Transferred Securities), the Transferred Securities referenced in the ROFO Notice by delivering written notice (the “Offer Notice”) to the Vertex Party, which Offer Notice will contain the terms and conditions (including the price) on which the Tensile Party is willing to purchase the Transferred Securities; for the avoidance of doubt, such terms and conditions may vary from those set forth by the Vertex Party in the ROFO Notice.

(c)       If any Tensile Party validly delivers an Offer Notice, and the Vertex Party elects to sell to the Tensile Party at the price set forth in the Offer Notice, the Vertex party shall provide written notice to the Tensile Party of such acceptance (the “Offer Acceptance Notice”) within 15 business days following the Vertex Party’s receipt of the Offer Notice (the “Response Period”), provided that the Vertex Party shall be deemed to have elected not to accept the offer set forth in the Offer Notice if it fails to provide the Offer Acceptance Notice within the Response Period. If the Vertex Party timely delivers an Offer Acceptance Notice, the Tensile Party and the Vertex Party shall negotiate in good faith to execute a purchase agreement upon the terms of the Offer Notice within 20 business days following the receipt by the Tensile Party of the Offer Acceptance Notice.

(d)       If no Tensile Party validly delivers an Offer Notice, then the provisions of this letter agreement shall cease to apply for a period of 90 days.

(e)       If a Tensile Party validly delivers an Offer Notice, and the Vertex Party does not accept the offer of the Tensile Party, the Vertex Party shall have the right, for a period of 90 days, to make a Transfer of the Transferred Security to any other party; provided that (i) the price at which such Transfer occurs shall not be less than the price per Transferred Security specified in the ROFO Notice and (ii) the terms on which such Transfer occurs shall not be more favorable in the aggregate to the proposed transferee than those set forth in the ROFO Notice.

2.      The rights of any Tensile Party set forth in Paragraph 1 shall no longer apply to (a) any Company Transferred Securities after any Tensile Party has purchased Company Transferred Securities of $50,000,000 or more and (b) any Cedar Marine Transferred Securities after any Tensile Party has purchased Cedar Marine Transferred Securities of $50,000,000 or more, in each case determined by the amount paid by a Tensile Party at the closing of any applicable transaction.

3.      The provisions of Article XIV of the LLC Agreement shall apply to this letter agreement mutatis mutandis.

Regards,

Tensile-Myrtle Grove Acquisition Corporation
By:

/s/ Douglas J. Dossey

Name: Douglas J. Dossey
Title: Director

Agreed and Accepted:

Vertex Energy Operating LLC
By:

/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: CEO

Vertex Energy, Inc.
By:

/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: CEO

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